Exhibit 5.1

601 Lexington Avenue
New York, New York 10022

(212) 446-4800	Facsimile:
(212) 446-4900
www.kirkland.com

July 10, 2017

Quinpario Acquisition Corp. 2
12935 North Forty Drive

Saint Louis, Missouri 63141

Ladies and Gentlemen:

We are acting as special counsel to Quinpario Acquisition Corp. 2, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on July 5, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of (i) 8,033,571 shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) to be sold by the selling stockholders named in the Registration Statement, and (ii) 17,500,000 shares of Common Stock issuable upon the exercise of warrants issued in the the Company’s initial public offering (“Warrant Common Stock”). The shares of Common Stock and Warrant Common Stock set forth in clauses (i) and (ii) of the preceding sentence are herein referred to as the “Shares.”

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement and the exhibits thereto, and (iv) that certain Warrant Agreement between Continental Stock Transfer & Trust Company and the Company dated January 22, 2015 governing the issuance of the Warrant Common Stock.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i) the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement; and

(ii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.                                      With respect to the shares of Common Stock to be offered pursuant to the Registration Statement by the selling stockholders named in the Registration Statement, such shares have been duly authorized and are validly issued, fully paid and non-assessable; and

2.                                      With respect to the shares of Warrant Common Stock to be offered pursuant to the Registration Statement by the Company, when such shares are issued pursuant to the terms of the Warrant Agreement, such shares will have been duly authorized and validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Shares may be sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP